                                                                   EXHIBIT 10.02


                   UNITED CITIES GAS COMPANY AND SUBSIDIARIES

                                MASTER AGREEMENT

                                    FOR THE


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    ("SERP")

                            (AS OF JANUARY 1, 1995)

         The Plan hereby established under this Master Agreement shall be designated as the United Cities Gas Company and Subsidiaries Supplemental Executive Retirement Plan.

         The purpose of the Plan is to advance the interest of the Sponsor and the Adopting Employers by enabling the Sponsor and the Adopting Employers (if any) to provide benefits in excess of the benefits payable under a retirement plan qualified for tax-favorable treatment under Sections 401(a) of the Code. Such excess benefits may be payable under this Plan to certain officers who have been designated as eligible for this Plan by their Employer in the event of Early or Normal Retirement, Disability Retirement or death as provided herein.

         This Plan is available only to a select group of management or highly compensated Employees and is not qualified under the Code. It is intended to be an unfunded and unsecured "top hat" plan under the provisions of ERISA, and thereby exempt from many of ERISA's reporting and disclosure, participation and vesting, and funding and fiduciary requirements of ERISA under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), respectively. Also because benefits under the Plan are unfunded and unsecured, any benefits under the Plan are excluded from the definition of "property" described in Code Regulation Section 1.83-3(e). The Plan will be subject to FICA (and FUTA) taxes at the latter of (1) the date on which the services are performed for which such credits are given or (2) the date there is no substantial risk of forfeiture with respect to the benefits which have accrued. The Plan is not maintained solely, nor is any part of it maintained separately, to provide benefits limited by Section 415 of the Code. The restriction on the compensation that can be taken into consideration for determining benefits under a qualified plan imposed by Section 401(a)(17) of the Code ($150,000 for a plan year beginning in 1994) is the principal limitation on benefits that may be payable under this Plan as "excess" benefits as that term is used above. The Plan shall be associated with a "Rabbi" trust.

         The provisions of the Plan shall apply only to persons who become eligible for participation in the Plan on or after the Effective Date of the Plan and during its continuation. The Plan replaces any prior Plan, or contract or agreement, providing for nonqualified benefits by and between the Employer and any Participant of this Plan other than the United Cities Gas Company and Subsidiaries Executive Deferred Compensation Plan. However, this Plan does not otherwise limit, offset, restrict or decrease benefits to which Participants under this Plan may otherwise be entitled as employees of the Employer.

                               TABLE OF CONTENTS


ARTICLE 1     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE 2     MEMBERSHIP IN THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     2.1      Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     2.2      Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     2.3      Membership Following Re-employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE 3     FINANCING THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     3.1      Establishing and Maintaining the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     3.2      Contributions by Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     3.3      Annual Contributions by the Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     3.4      Creation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE 4     BENEFIT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     4.1      General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     4.2      Retirement Benefits (including Early Retirement and Disability Retirement)  . . . . . . . . . . . .     7
     4.3      Death After Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     4.4      Death Before Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     4.5      Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE 5     AMENDMENT AND TERMINATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     5.1      Amendment of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     5.2      Termination of the Plan by the Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     5.3      Termination of Plan With Respect to an Adopting Employer  . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE 6     PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     6.1      Plan Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     6.2      Powers and Duties of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     6.3      Administrator Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     6.4      Claims Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE 7     MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     7.1      Alienation or Assignment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     7.2      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.3      Construction of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.4      Correction of Errors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.5      Legally Incompetent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.6      Right of Employer to Discharge Eligible Executives and Participants . . . . . . . . . . . . . . . .    12
     7.7      Limitation on Liability; Legal Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.8      Indemnification by Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     7.9      Application of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     7.10     Severability of Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

     7.11     Deferred Compensation not to be Taken Into Consideration by Other Plans . . . . . . . . . . . . . .    13
     7.12     Benefits Payable Only From General Corporate Assets; Unsecured General
              Creditor Status of Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
     7.13     No Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     7.14     Parties Bear Own Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     7.15     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14


                            ARTICLE 1  DEFINITIONS

         The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth below:

         1.1 "ACCRUED BENEFIT" shall mean with respect to a Participant eligible (or deemed to be eligible hereunder) to receive a Retirement Benefit under this Plan, a monthly benefit equal to the percentage of the monthly Base Salary of the Participant described below according to the age attained by, and the Years of Service credited to, the Participant on the date of Retirement, payable monthly as of the first day of each calendar month for the life of the Participant as a straight (i.e., single) life annuity.


     PARTICIPANT'S ATTAINED             PERCENTAGE           MINIMUM REQUIRED
       AGE AT RETIREMENT              OF BASE SALARY         YEARS OF SERVICE
     ----------------------           --------------         ----------------
         65 or greater                      70%                     10
         64                                 65%                     10
         63                                 60%                     10
         62                                 55%                     10
         61 or less                       Zero%                     10

         Further notwithstanding the foregoing, all Retirement Benefits and the Survivor Benefit (i.e., the actuarial value thereof) shall be reduced and offset by the actuarial value of the following other benefits payable to, or with respect to, the Participant, (to the extent such other benefits have not previously reduced or offset Retirement Benefits under this Plan):

                 (a) Benefits (including the death and disability benefits) attributable to Employer contributions (other than salary deferrals made by the Employer at the direction of Employees) from the Retirement Plan for Employees of United Gas Company (or any successor plan thereto) as qualified for tax-favorable treatment under Section 401(a) of the Code;

                 (b) Retirement benefits (including the death benefit) from the Federal Social Security Administration;

                 (c) Disability benefits from the Federal Social Security Administration.


         1.2 "ACTIVE PARTICIPANT" shall mean, with respect to a Plan Year, an individual who has not ceased to be a Participant of the Plan as described at Section 2.2 hereof.

         1.3 "ADMINISTRATIVE COMMITTEE" shall mean the committee described at Section 6.1 which is appointed by the Board of Directors of the Sponsor to administer the Plan.

         1.4 "ADOPTING EMPLOYER" shall mean any business organization or corporation affiliated with the Sponsor through ownership by the Sponsor which is authorized by the Board of Directors of the Sponsor to adopt the Plan, and which subsequently adopts the Plan in writing.

         1.5 "BASE SALARY" shall mean the base salary paid to the Participant in the calendar month immediately before the Participant actually takes Retirement, or in the event of the Participant's death before actually taking Retirement, the base salary paid to the Participant in the calendar month immediately before the Participant's death occurred.

         1.6 "BENEFICIARY" shall mean the payee of the Survivor Benefit designated by a Participant in his or her last Joinder Agreement according to the records of the Employer. If for any reason no Beneficiary designation was made in the Joinder Agreement, or the designation is defective, incomplete or unintelligible, or both the primary and alternate Beneficiary predecease the Participant, the Survivor Benefit shall be paid to the Participant's then living current legal spouse as Beneficiary, or if the Participant is not survived by such a legal spouse, then the Survivor Benefit shall be paid to the then living children of the Participant, if any, each as Beneficiary in equal shares (per stirpes if a child shall survive the Participant, but die before the payment of the death benefit hereunder) and if no living children, the Survivor Benefit shall be paid in a single lump sum to the estate of the Participant as Beneficiary.

         1.7     "CHANGE IN CONTROL"  shall mean the following:

                 (a) with respect to the Employer then employing the Participant, (i) the sale of all or substantially all of the assets of the Employer to one or more of the same persons or entities which, immediately prior to the sale, did not own, directly or indirectly, collectively more than fifty percent (50%) of the Employer or (ii) the merger or consolidation of the Sponsor into another business organization or corporation after which more than fifty percent (50%) of the ownership of the merged or consolidated successor organization or corporation is not held by one or more of the same persons or entities which owned more than fifty percent (50%) of the Employer immediately prior to the merger or consolidation, or

                 (b) if at any time after an Eligible Executive becomes a Participant in this Plan, a change in the identity of the President of the Sponsor or the cessation of the President's actuary, in fact, as the chief executive officer of the Sponsor.

         1.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.9     "COMMITTEE" shall mean the Administrative Committee.

         1.10 "DISCOUNT FACTOR" shall mean, in order to determine the single lump sum present value of a series of future benefit payments hereunder, the annual interest rate on thirty (30) year Treasury bonds reported by the Wall Street Journal to be in effect on the first day of the month immediately preceding the month with respect to which the calculation is made.

         1.11 "DISABILITY" shall mean a "Disability" as that term is defined in the Retirement Plan for Employees of United Cities Gas Company qualified for tax-favorable treatment under Code Section 401(a) which is maintained by the Employer. If there ever is any uncertainty as to the definition to use for "Disability" hereunder, it shall be resolved by the Committee, whose decision shall be final.

         1.12 "DISABILITY RETIREMENT" shall mean the termination of the employment of a Participant with the Employer described at Section 1.27(a) herein.

         1.13    "DISABLED" shall mean a Participant who suffers a Disability.

         1.14 "EFFECTIVE DATE" shall mean January 1, 1995, the date as of which the Plan is established; provided, however, that the term shall mean for an Eligible Executive the effective date of adoption of the Plan by his Adopting Employer if such date is later than January 1, 1995.

         1.15 "EARLY RETIREMENT" shall mean the termination of the employment of a Participant with the Employer described at Section 1.27(b) herein.

         1.16 "ELIGIBLE EXECUTIVE" shall mean an employee of an Employer (i) who holds the title of President, Senior Vice President or Corporate Vice President, as bestowed on him by the Board of Directors for the Employer for which he or she works; (ii) who holds such title as of the date of his or her Retirement, or if earlier, his or her death; and (iii) who has attained the age of thirty five (35) on such date.

         1.17 "EMPLOYEE" shall mean a person who is receiving remuneration for services rendered to the Employer as a common-law employee or pursuant to a written employment contract (or who would be receiving remuneration except for leave of absence authorized in advance).

         1.18 "EMPLOYER" shall mean the Sponsor and/or an Adopting Employer, as required by the context.

         1.19 "ERISA" shall mean Public Law 93-406, popularly known as the "Employee Retirement Income Security Act of 1974," as amended from time to time.

         1.20 "JOINDER AGREEMENT" shall mean the agreement executed by an Eligible Executive by which he or she becomes a Participant of the Plan and accepts all the terms, provisions and conditions of this Master Agreement. The Joinder Agreement, itself, is an integral part of the Master Agreement and Plan and is incorporated herein by reference as if fully set forth herein.

         1.21 "JOINT ANNUITANT" shall mean that person designated by a Participant to receive the survivor annuity on the Participant's death in the event the Participant has made an effective election to receive his or her Retirement Benefit in the form of a fifty percent (50%) joint and survivor annuity and the person so designated survives the Participant. The identity of the Joint Annuitant cannot be changed once the payment of Retirement Benefits is begun.

         1.22 "MASTER AGREEMENT" shall mean this document which establishes the Plan and which together with a Participant's Joinder Agreement and the Trust reflects the Agreement between the Participant and the Employer.

         1.23 "PARTICIPANT" shall mean an Eligible Employee who begins to participate in the Plan as described in Section 2.2 hereof.

         1.24 "NORMAL RETIREMENT" shall mean the termination of the employment of a Participant with the Employer described at Section 1.27(c) herein.

         1.25 "PLAN" shall mean this Plan, the United Cities Gas and Subsidiaries Supplemental Executive Retirement Plan, as established by this Master Agreement effective as of January 1, 1995, and as it may be amended from time to time. Each Joinder Agreement and the Trust shall be an integral part of this Plan and are incorporated herein by reference as if fully set forth herein.

         1.26 "PLAN YEAR" shall mean the twelve (12) consecutive month period which is the fiscal year of the Plan. The Plan Year shall be January 1 through December 31.

         1.27    "RETIREMENT" shall mean the first occurring of the following:

                 (a) the termination of the Participant's employment with the Employer on or after the Participant attains age 35 on account of Disability upon the determination by the Committee that a Participant is Disabled for purposes of this Plan (also known as "Disability Retirement");

                 (b) the termination of the Participant's employment with the Employer on or after the Participant attains age 62, but prior to his or her attaining age 65, upon the election in writing in advance by a Participant to take Early Retirement (also known as "Early Retirement"); or

                 (c) the termination of the Participant's employment with the Employer on or after the Participant attains age 65, upon the election in writing in advance by a Participant to take Normal Retirement (also known as "Normal Retirement").

         The term "Retirement" shall comprehensively mean Disability Retirement, Early Retirement and Normal Retirement.

         1.28 "RETIREMENT BENEFIT" shall mean the Participant's Accrued Benefit determined at the date of actual termination of employment with the Employer under certain circumstances in which the Participant is eligible for Retirement.

         1.29 "SERP" shall be another name for this Plan and stands for "Supplemental Executive Retirement Plan."

         1.30 "SPONSOR" shall mean United Cities Gas Company and any business organization or corporation with which it may be merged, consolidated, or succeeded, provided such successor adopts the Plan in writing.

         1.31 "SURVIVOR BENEFIT" shall mean the Survivor Benefit which will be payable after the death of the Participant if the Participant dies while still in the employ of the Employer prior to his or her actually taking Early, Normal, or Disability Retirement.

         1.32 "TRUST " OR "TRUST FUND" shall mean the irrevocable grantor trust established by the Employer in conjunction with this Plan to hold Plan assets on a pooled and unsegregated basis to pay benefits hereunder. The Trust is an integral part of the Master Agreement and Plan and is incorporated herein by reference as if fully set forth herein.

         1.33 "TRUSTEE" shall mean the party or parties who accept the duties of trustee by executing the Trust.

         1.33 "YEARS OF SERVICE" shall mean a twelve (12) consecutive month period of continuous employment by the Employee with the Employer as a "full-time" Employee (as that term is uniformly defined by the Employer with respect to all Employees for any period in question), and shall include such employment prior to the Effective Date of this Plan.


                       ARTICLE 2  MEMBERSHIP IN THE PLAN

         2.1 ELIGIBILITY. Each Employee who has met the requirement to be considered an Eligible Executive on the Effective Date shall immediately be considered to be an Eligible Executive for this Plan, and each Employee who meets the eligibility requirement after the Effective Date shall be eligible to become a Participant on the first day of the month coincident with or next following the date he or she becomes an Eligible Executive.

         Upon its determination that an Employee has met the requirement to become an Eligible Executive, the Administration Committee shall forward to each Eligible Executive a copy of this Master Agreement and Plan and a Joinder Agreement to be executed by the Eligible Executive.

         2.2 PARTICIPATION. An Employee shall become a Participant on the first day he or she is an Eligible Executive and has filed his properly completed Joinder Agreement with the Committee.

         In the event that a person ceases to be an Eligible Executive or the Participant's employment with the Employer terminates for any reason, he or she shall thereupon immediately cease to be a Participant, and benefits payable with respect to the person, if any, shall be governed by the provisions of this Plan.

         2.3 MEMBERSHIP FOLLOWING RE-EMPLOYMENT. Any former Eligible Executive or Participant who, subsequent to the Effective Date, ceased to be an Employee of any Employer but is rehired by an Employer after a period of time during which the former Eligible Executive or Participant was not an Employee of any Employer (i.e., the termination from one Employer and rehire by the next Employer was not just a transfer between Employers which have adopted this
Plan), and thereafter such rehired Employee would again be considered to be an Eligible Executive shall be eligible to be a Participant in the Plan again only upon specific authorization by the Board of Directors of the rehiring Employer.


                         ARTICLE 3  FINANCING THE PLAN

         3.1 ESTABLISHING AND MAINTAINING THE PLAN AND THE PAYMENT OF BENEFITS THEREUNDER. The Sponsor and the Adopting Employers shall bear the administrative cost of establishing and operating the Plan and its associated Trust. The administrative costs of the Plan shall be borne by each Employer on a per capita basis each Plan Year: that is, each Employer shall bear that fraction of the total administrative costs for each Plan Year obtained by dividing the number of Participants in the Plan who are Employees of that Employer at any time during the Plan Year by the number of Employees of all such Employees of the Employers that Plan Year. The cost of providing benefits under this Plan shall be the expense each Employer recognizes each year in accordance with Section 3.3 hereof.

         3.2 CONTRIBUTIONS BY PARTICIPANTS. No contributions by Participants shall be required for participation in the Plan nor shall contributions by Participants be permitted hereunder.

         3.3 ANNUAL CONTRIBUTIONS BY THE EMPLOYER. Retirement and Survivor Benefits payable under this Plan shall be completely paid for by the Employer.

         The earliest date a Participant could take Retirement under this Plan is age 62 (although if the Participant remains an Active Participant of this Plan thereafter he or she may continue to accrue a greater Accrued Benefit each Plan Year until age 65). In order to assist it to set aside a sufficient sum by the time the Participants attain age 62 to pay the anticipated stream of Retirement Benefits that the Participants may become entitled to at age 62 (and thereafter if they continue to accrue a further Accrued Benefit) the Employer shall set aside in the Trust Fund each Plan Year an amount at least equal to the expense the Employer recognizes under Financial Accounting Standard Number 87 ("FAS 87") for that year. Such contribution shall be made at the time the expense is determined. Separate accounts shall be established on the books of the Plan for each Participant which shall be credited each year with that portion of the FAS 87 expense attributable to the Participant.

         Notwithstanding the foregoing, however, the Employer's contribution each year shall also be at least sufficient to provide the Survivor Benefit each Participant would be eligible for under the Plan if he or she were to die in that Plan Year. All benefits including the Survivor Benefit, may be provided for through the purchase by the Plan of insurance on the life of the Participant. Any such policy of life insurance shall be owned by the Trust (and payable thereto). If life insurance is purchased, the Survivor Benefit may be paid from the proceeds of such policy if not paid directly from the Trust Fund.

         3.4 CREATION OF TRUST. In conjunction with this Plan, the Employer shall establish an irrevocable grantor trust. Contributions set aside to pay benefits under this Plan shall be contributed to the Trust as provided herein. These contributions shall be the assets which compose the Trust Fund and though held in the Trust irrevocably (except as provided in the Trust), the Trust Fund assets remain the property of the Employer making any contribution thereto, and subject to the claims of the Employer's general creditors.


                         ARTICLE 4  BENEFIT PROVISIONS

         4.1     GENERAL PROVISIONS.

         (a) Written Application. The Committee may require written application, in such form and manner as it may establish, before benefits are paid hereunder.

         (b) Payment of Benefits. When the payment of a benefit is referenced herein, what is meant is the payment from the Trust Fund (or life insurance owned by the Trust) of the benefit described herein (or if not paid from the Trust Fund, then paid from the general assets of the Employer).

         4.2 RETIREMENT BENEFITS (INCLUDING EARLY RETIREMENT AND DISABILITY RETIREMENT). Upon Early Retirement, Normal Retirement, or Disability Retirement, the retired former Participant shall become entitled to a Retirement Benefit equal to his or her Accrued Benefit. The normal form of a Retirement Benefit shall be a straight (i.e., single) life annuity. However, before payment of Retirement Benefits are to begin, the Participant may elect, in a manner and within a time period acceptable to the Administrative Committee, to receive the actuarial equivalent of his or her Accrued Benefit, instead of in the normal form of payment, in the form of a fifty percent (50%) joint and survivor annuity, with the Participant's designated Joint Annuitant, if he or she should survive the Participant, to receive fifty percent (50%) of the adjusted monthly annuity benefit paid to the Participant, and benefits to cease on the last to die of the Participant and the Participant's designated Joint Annuitant. Furthermore, before payment of Retirement Benefits are to begin, the Participant may elect in a manner and within a time period acceptable to the Administrative Committee to have the actuarial equivalent of the Participant's Accrued Benefit payable instead in an optional form, or partly in a lump sum and the remainder in another optional form, permitted under the Retirement Plan for Employees of United Cities Gas Company, or any successor plan thereto (the "Qualified Retirement Plan"). In such election, any spousal consent or waiver required under that Qualified Retirement Plan in order for the Participant to elect an optional form of payment shall not be required in order to elect such optional form of payment of the actuarially equivalent value of the Benefit under this Plan; however, just as in the Qualified Retirement Plan, no lump sum payment of all or any portion of an Accrued Benefit with an actuarial equivalent of more than $10,000 shall be permitted. The optional form of benefit payment elected under this Plan may, or may not, as determined by the Participant, be the same optional form actually elected by the Participant under the Qualified Retirement Plan.

                 If the Retirement Benefit is to be paid monthly, then the Retirement Benefit shall commence on the first day of the month following the month in which Retirement occurs. If the Retirement Benefit is to be paid in a lump sum, then the Retirement Benefit shall be paid on the first day of the month following the month in which Retirement occurs.

         4.3 DEATH AFTER RETIREMENT. If a retired Participant dies after taking Early or Normal Retirement, or after Disability Retirement, no further benefit will be paid with respect to the deceased Participant unless prior to death, the Participant was receiving, or elected to receive, a benefit form which would continue payments after his or her death.

         4.4 DEATH BEFORE RETIREMENT. If a Participant dies before Retirement while still employed by the Employer, a Survivor Benefit shall be paid with respect to the deceased Participant. This Survivor Benefit shall be equal to the single lump sum present value (determined by using the Discount Factor) of the Accrued Benefit the Participant would have received if instead of dying, the Participant is deemed to have become entitled to a Normal Retirement Benefit on his or her date of death (crediting the deceased Participant with ten (10) Years of Service if he or she did not have such on death, and further treating the deceased Participant as having attained age 65, regardless of the Participant's actual age at death, but not projecting the deceased Participant's expected increases in Base Salary until age 65), or if greater, an amount equal to one hundred (100) monthly payments in the aggregate of such monthly Normal Retirement Benefit. The value of this Survivor Benefit shall be paid as directed by the Participant in the Participant's last Joinder Agreement of record, either in a lump sum or in as equal as possible monthly payments for ten (10) years (or instead of ten (10) years, if the Beneficiary is a person under age 21, then until the Beneficiary attains age 21, if such would be longer than ten (10) years).

         This Survivor Benefit shall commence (if payable monthly), or be paid (if payable in a single lump sum) to the deceased Participant's Beneficiary as soon as administratively practicable after the date of death.

         4.5 CHANGE IN CONTROL. This Section shall apply if a Change in Control occurs while a Participant is employed by the Employer prior to a Participant's actual Retirement or death. If the Participant would not actually be eligible for Normal Retirement on the date of the Change in Control because the Participant's then current age is too young or the Participant has not been credited with ten (10) years of service, then notwithstanding the Participant's age or Year of Service the eventual benefit the Participant shall receive under this Plan shall not be less than that benefit he or she would receive if, as of the date of the Change in Control, the Participant were deemed to have just attained age 65, been credited with ten (10) Years of

Service, and therefore were eligible for and took Normal Retirement providing an Accrued Benefit of seventy percent (70%) of Base Salary. (Salary increases shall not be projected in this case, however.) The payment of the Participant's benefit under this Section will not commence until the Participant's employment with the Employer actually terminates, but shall commence or be paid at that time if the Participant is not otherwise eligible for a greater benefit from this Plan on termination of employment with the Employer (including a death benefit to his or her survivor as a Survivor Benefit pursuant to Section 4.3 hereof).


                ARTICLE 5  AMENDMENT AND TERMINATION OF THE PLAN

         5.1 AMENDMENT OF PLAN. The Board of Directors of the Sponsor shall have the right at any time, and from time to time, to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed; provided, however, that no benefit may be modified, altered or eliminated with respect to which any Participant, former or deceased, or Beneficiary is then entitled to payment at that time because of Retirement, death or Change in Control (unless the Participant or Beneficiary agrees in writing thereto).

         An executed copy of any amendment to the Plan shall be furnished to Participants and Beneficiaries in-pay status as soon as practicable after the date of adoption thereof.

         5.2 TERMINATION OF THE PLAN BY THE SPONSOR. In the event the Sponsor concludes that it is impossible or inadvisable to continue the Plan, the Board of Directors of the Sponsor shall have the right to terminate the Plan by an appropriate resolution, resolutions or actions which shall specify the date of termination; provided, however, that no benefit may be modified, altered or eliminated with respect to which any Participant, former or deceased, or Beneficiary is then entitled to payment at that time because of Retirement, death or Change in Control (unless the Participant or Beneficiary agrees in writing thereto).

         A certified copy of such resolution, resolutions or action shall be delivered to Participants and Beneficiaries in-pay status as soon as possible thereafter.

         5.3 TERMINATION OF PLAN WITH RESPECT TO AN ADOPTING EMPLOYER. Each Adopting Employer reserves the right to terminate the Plan at any time with respect to Eligible Executives of the Adopting Employer by resolution or action of its proprietor, partners or board of directors as the executive policy-making body may be in that Adopting Employer. However, no benefit may be modified, altered or eliminated with respect to which any Participant, former or deceased, or Beneficiary is then entitled to payment at that time because of Retirement, death or Change on Control (unless the Participant or Beneficiary agrees in writing thereto).


                         ARTICLE 6  PLAN ADMINISTRATION

         6.1 PLAN ADMINISTRATION. This Plan shall be administered by the Administrative Committee appointed by the Board of Directors of the Sponsor, which shall be composed of individuals who accept this responsibility.

         Members of the Committee shall serve without compensation, but the reasonable expenses of the Committee in discharging its responsibilities shall be borne by the Sponsor.

         6.2 POWERS AND DUTIES OF THE COMMITTEE. The Committee shall administer and supervise the operation of the Plan in accordance with the terms and provisions of the Plan.

         The Committee shall have all powers necessary for the performance of its duties, which duties shall be as follows:

                 (a) to interpret and construe the provisions of the Plan, supplying any omissions and resolving any inconsistencies therein, and to determine issues of fact and the application of the law with respect to the Plan, its Participants and Beneficiaries.

                 (b) to determine the eligibility of Eligible Executives for membership in the Plan, and to notify such Eligible Executives of their eligibility and the requirements for such participation;

                 (c) to determine and certify eligibility for benefits under the Plan, and to determine the amount, manner and time of the payment of such benefits;

                 (d) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                 (e) to require a Eligible Executive to complete and file with the Committee a Joinder Agreement in order to become a Participant in the Plan;

                 (f) to adopt such rules as it deems necessary, desirable or appropriate for the administration of the Plan, provided such rules are consistent with the terms and provisions of the Plan; all rules and decisions of the Committee shall be uniformly and nondiscriminatorily applied to all Participants, former Participants and Beneficiaries in similar circumstances unless expressly provided otherwise herein; and

                 (g) to appoint such agents as it may need in the performance of its duties.

         6.3 ADMINISTRATOR PROCEDURES. The Committee shall elect one of its members as chairman and shall appoint a secretary, who may or may not be a Committee member. The secretary shall forward all necessary communication to the Participants. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote of a those present.

         6.4 CLAIMS PROCEDURE. If, upon application for benefits made by a Participant, former Participant or Beneficiary pursuant to Section 4.1(a), the Committee shall determine that benefits applied for shall be denied either in whole or in part, the following provisions shall govern:

                 (a) Notice of Denial. The Committee shall, upon its denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and (iv) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection
         (b) of this Section.

                 (b) Claims Review. Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right to (i) request a review of the denial of benefits by written notice delivered to the Committee, (ii) review pertinent documents, and (iii) submit issues and comments in writing.

                 (c) Decision on Review. The Committee shall, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), appoint a special committee for the purpose of conducting such review, and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based. Such notice shall be delivered to the claimant not later than 60 days following the receipt of the claimant's request, or, in the event that the committee shall determine that a hearing is needed, no later than 120 days following the receipt of such request.

                 (d) Arbitration. If the Participant or Beneficiary is still not satisfied with the decision after review, such claim shall be reviewed by an arbitrator whose decision thereon shall be final and binding on all parties. The arbitrator shall be selected by, and be subject to the appropriate rules of, the American Arbitration Association. The arbitration shall be held in Nashville, Tennessee. The costs and expenses of the arbitration shall be borne entirely by the Employer, which upon the claim of a Participant or Beneficiary being made to it in writing hereunder, shall be under an affirmative duty to arrange for and institute such arbitration within thirty (30) days.


                      ARTICLE 7  MISCELLANEOUS PROVISIONS

         7.1 ALIENATION OR ASSIGNMENT OF BENEFITS. All of the benefits and amounts payable hereunder are expressly declared to be unassignable and nontransferable. The right of any Participant, former Participant or Beneficiary in any benefit or amount hereunder, prior to actual payment hereof, may not be anticipated, conveyed, assigned, mortgaged or encumbered by any Participant, former Participant or Beneficiary either by voluntary or involuntary action or by operation of law or in the event of bankruptcy, insolvency or death of the Participant, former Participant or Beneficiary; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process, by a creditor of, or other entity claiming payment from or through, any Participant, former Participant or Beneficiary.

         7.2 HEADINGS. The headings and sub-headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

         7.3 CONSTRUCTION OF THE PLAN. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Tennessee, to the extent that federal law is not controlling, and all contributions hereunder shall be deemed to have been made in that State.

         In the construction of the Plan, the masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

         7.4 CORRECTION OF ERRORS. If any error or change in records results in any Participant or former Participant receiving from the Plan more or less than he or she would have been entitled to receive had the records been correct or had the error not been made, the Committee, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

         7.5 LEGALLY INCOMPETENT. If any Participant or former Participant is in the judgment of the Retirement Committee legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct that such payment, or any part thereof, be made to such person or to such person's spouse, child, parent, brother or sister, or other person deemed by the Committee to be a proper person to receive such payment. Any payment so made shall be, to the extent of the payment, a complete discharge to the Employer (and each of them) of any liabilities under the Plan.

         7.6 RIGHT OF EMPLOYER TO DISCHARGE ELIGIBLE EXECUTIVES AND PARTICIPANTS. The adoption and maintenance of the Plan shall not be deemed to constitute an employment contract between the Employer and any Eligible Executive or member, or to be a consideration for, or an inducement or condition of, the employment of any person, or to add or modify any previous employment agreement between the Employer and Eligible Executive or Participant.

         7.7 LIMITATION ON LIABILITY; LEGAL ACTIONS. It is expressly understood and agreed by each Eligible Executive, for himself and his heirs, assigns and beneficiaries as a condition of eligibility under the Plan that except for its or their willful neglect or fraud, the Employer shall be in no way subject to any suit or litigation, or to any legal liability, for any cause or reason or thing whatsoever in connection with the Plan or its operation, and each such Eligible Executive hereby shall be deemed to have released the Employer, the Committee and all their officers and agents from any and all liability or obligation.

         7.8 INDEMNIFICATION BY SPONSOR. The right of indemnification granted to each director, officer or employee of the Sponsor under the by-laws of the Sponsor, as from time to time amended, shall apply to any action taken by the Committee or by any individual member of the Committee in connection with the Plan.

         7.9 APPLICATION OF PLAN PROVISIONS. The provisions of the Plan shall apply only to Participants who terminate employment with the Employer on or after the Effective Date and during its continuation.

         7.10 SEVERABILITY OF PLAN PROVISIONS. All provisions of this Agreement are severable, and should any part or provision be ruled illegal or void, all other parts and provisions shall remain in full force and effect.

         7.11 DEFERRED COMPENSATION NOT TO BE TAKEN INTO CONSIDERATION BY OTHER PLANS. Any deferred compensation payable hereunder shall not be deemed salary or other compensation to the Participant for purposes of computing benefits to which the Participant may be entitled under any other employee benefit plan sponsored and maintained by the Employer for the benefit of its Employees.

         7.12 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT.

                 (a) The payments to the Participant or the Participant's Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer (even if in the Trust); no person or entity shall have nor acquire any interest in any such assets by virtue of the provisions of this Plan. The Employer's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant or any person or entity acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person or entity shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Employer.

                 (b) In the event that, in its discretion, the Employer purchases an insurance policy or policies insuring the life of the Participant (or any other property) to allow the Employer to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, the Participant's Beneficiary, any other beneficiary or any other person or entity shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Employer shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant or any other person or entity nor as collateral security for any obligation of the Employer hereunder.

         7.13 NO REPRESENTATION. The Employer makes no representation, guarantee, warranty, or other assurance of any kind to the Participant or any other person regarding the federal, state or local tax consequences of this Agreement or any payments hereunder.

         7.14 PARTIES BEAR OWN EXPENSES. The Employer and the Participant shall bear its and his, respective, own legal, accounting, actuarial, and all other expenses, if any, incurred in connection with the negotiation, drafting, preparation, review, execution, interpretation, and construction of this Agreement, including any costs connected with securing any administrative or judicial rulings (including any Internal Revenue Service private letter rulings), decisions, or orders construing the prospective, current, or past effect of this Plan at any time.

         7.15 ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties. It may not be amended or modified orally, but only by agreement in writing signed by each of the parties.

                               ***************

         IN WITNESS WHEREOF, the Sponsor has caused this Plan to be executed by its duly authorized representative as of the 2nd day of January, 1995.


                                     UNITED CITIES GAS COMPANY


                                     By: /s/ Shirley M. Hawkins
                                        ----------------------------------------

                                     Title:  Sr. V.P./Secretary
                                           -------------------------------------